INDEPENDENT AUDITORS' CONSENT

Merrill Lynch North Carolina Municipal Bond Fund of Merrill Lynch Multi-State Municipal Series Trust:

We consent to the use in Post-Effective Amendment No. 6 to Registration Statement No. 33-48692 of our report dated September 5, 1997 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption 'Financial Highlights' appearing in the Prospectus, which also is a part of such Registration Statement.

Deloitte & Touche LLP
Princeton, New Jersey
November 14, 1997